CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 27, 2017, relating to the financial statements and financial highlights of HVIA Equity Fund, a series of Ultimus Managers Trust, for the period ended February 28, 2017, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company
Cohen & Company, Ltd.
Cleveland, Ohio
June 28, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 1, 2017, relating to the financial statements and financial highlights of Ladder Select Bond Fund, a series of Ultimus Managers Trust, for the period ended February 28, 2017, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company
Cohen & Company, Ltd.
Cleveland, Ohio
June 28, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 27, 2017, relating to the financial statements and financial highlights of Navian Waycross Long/Short Equity Fund, a series of Ultimus Managers Trust, for the year ended February 28, 2017, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company
Cohen & Company, Ltd.
Cleveland, Ohio
June 28, 2017